FREDRIKSON & BYRON, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402
                            Telephone: (612) 347-7000
                            Facsimile: (612) 347-7077

                                 March 15, 2000



Quantech Ltd.
815 Northwest Parkway
Eagan, Minnesota  55121

         RE:      Registration Statement on Form SB-2 - Exhibit 5.1

Gentlemen/Ladies:

         We have acted as counsel for Quantech Ltd. (the "Company") in connection with the Company's filing of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of an offering of 8,505,764 shares of Common Stock of the Company by persons who are currently holders of Common Stock of the Company (the "Shares") or who may become such holders upon conversion of outstanding Preferred Stock (the "Preferred Stock") or upon exercise of outstanding warrants (the "Warrants").

         In connection with rendering this opinion, we have reviewed the following:

         1.       The Company's Articles of Incorporation;

         2.       The Company's Bylaws; and

         3. Certain corporate resolutions, including resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Preferred Stock, the Warrants and the Shares.

         Based upon the foregoing and upon representations and information provided by the Company, we hereby advise you that in our opinion:

         1. The Company's Articles of Incorporation validly authorize the issuance of the Shares registered pursuant to the Registration Statement.

         2. The Shares to be sold by the selling shareholders named in the Registration Statement are validly issued, fully paid and nonassessable.

         3. Upon conversion of the Preferred Stock or exercise of the Warrants in accordance with the terms and conditions of the Preferred Stock and the Warrants, the shares received and to be sold by the selling shareholders named in the Registration Statement will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.

                                Very truly yours,

                                FREDRIKSON & BYRON, P.A.


                                By   /s/ Melodie R. Rose
                                    Melodie R. Rose, Vice President